As filed with the Securities and Exchange Commission on October 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Navan, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-3424780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3045 Park Boulevard
Palo Alto, California 94306
(888) 505-8747
(Address of principal executive offices, including zip code)
Navan, Inc. 2015 Equity Incentive Plan
(Full titles of the plans)
Ariel Cohen
Chairperson of the Board of Directors and Chief Executive Officer
Navan, Inc.
3045 Park Boulevard
Palo Alto, California 94306
(888) 505-8747
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

John T. McKenna Rachel Proffitt Jon C. Avina Milson C. Yu Jean Park Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Howard Baik General Counsel and Secretary Navan, Inc. 3045 Park Boulevard Palo Alto, California 94306 (888) 505-8747

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of some or all of those shares of Class A common stock (the “Shares”) of Navan, Inc., a Delaware corporation (“us”, “we” or the “Registrant”), referred to herein that constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current or former employees (excluding officers and directors) of the Registrant (the “Selling Stockholders”) for their own accounts. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission on September 19, 2025 and as amended from time to time thereafter (File No. 333-290396). Subject to such lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
Navan, Inc.
6,245,983 Shares of Class A Common Stock

This prospectus relates to 6,245,983 shares of Class A common stock, par value $0.00000625 per share (the “Shares”), of Navan, Inc., a Delaware corporation, which Shares may be offered from time to time by certain stockholders that are our current or former employees (excluding officers and directors) (the “Selling Stockholders”), for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to the Navan, Inc. 2015 Equity Incentive Plan (as amended and/or restated, the “2015 Plan”) or other “employee benefit plans” as such term is defined in Rule 405 under the Securities Act.
The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, filed with the Securities and Exchange Commission on September 19, 2025 and as amended from time to time thereafter (File No. 333-290396). Subject to such lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock has been approved for listing on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “NAVN.” The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1, as amended, which became effective on October 29, 2025, was $25.00 per share.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.
We are an “emerging growth company” as defined under federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.
Investing in our Class A common stock involves a high degree of risk. Before buying any shares of our Class A common stock, you should carefully read the discussion of the risks of investing in our Class A common stock in the section titled “Risk Factors” included or incorporated by reference into this prospectus on page 4.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 30, 2025

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.
Our design logos, “Navan,” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Navan, Inc. or its affiliates. Other trademarks, trade names, and service marks used in this prospectus are the property of their respective owners.
Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Navan” refer to Navan, Inc. and its consolidated subsidiaries.
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THE COMPANY
Overview
Travel is more than just getting from point A to point B; it’s the lifeblood of connection in the modern business world. It's about forging those critical in-person relationships with clients and partners, sparking innovation through team collaboration, and empowering employees to grow and succeed. These moments matter, and they demand a travel experience worthy of their importance. We built Navan for the road warriors, for CEOs and CFOs who understand travel’s critical importance to their strategy, the finance teams who demand precision and control, the executive assistants juggling itineraries, and the program admins ensuring seamless events.
Navan is an end-to-end, AI-powered software platform built to simplify the global business travel and expense, or T&E, experience, benefiting users, customers, and suppliers. From day one, we leveraged technology to reimagine business travel. We built a comprehensive platform that serves as the foundation for further disruption. We deliver delightful, personalized experiences for users, efficiency and control for customers, and direct market access for suppliers—all powered by our proprietary artificial intelligence, or AI, framework, Navan Cognition.
We saw firsthand the frustration of clunky, outdated systems. Travelers were forced to cobble together solutions, wait for hours on hold to book or change travel, and negotiate with travel agents. They struggled to adhere to company policies, with little visibility into those policies, and after all that, they spent even more time on tedious expense reports after a trip. We felt the pain of finance teams struggling to gain visibility into fragmented travel spending and to enforce policies, and the frustration of suppliers unable to connect directly with the high-value business travelers they sought to serve.
Navan challenges this status quo by putting all three constituents—users, customers, and suppliers—at the heart of an integrated global platform. With Navan, users enjoy intuitive, AI-powered booking that anticipates users’ needs and takes a fraction of the time of legacy booking systems. Users also get expense management and clear policy guidance built-in. Customers gain real-time visibility, cost control, and safety oversight, and suppliers gain direct access to the customers who matter most. Instead of having to compromise, every group benefits, and the whole network becomes greater than the sum of its parts.
Navan was built on the premise that to win, all players in the ecosystem must be integrated on one platform with AI at its core. Our platform was built from the ground up to connect distinct stakeholders, and unify traditionally disparate product features, through a single system that unlocks new efficiencies and experiences. By building true connectivity into the core of its cohesive offering, Navan is unlocking a smarter, more rewarding future for travel—one where everyone wins.
Risk Factors Summary
Investing in our Class A common stock involves numerous risks, including the risks described in the section titled “Risk Factors” and in the final prospectus relating to our Registration Statement on Form S-1 (File No. 333-290396), filed with the SEC on October 30, 2025, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information, contained or incorporated by reference in this prospectus. You should carefully consider these risks before making an investment. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations, and prospects.
•We have experienced rapid growth and operational and strategic expansion in recent periods. Such historical trends, including growth rates, may not continue in the future, and failure to effectively manage our growth could harm our business and results of operations.
•Our revenue has historically been, and is expected to continue to be, significantly dependent on our Travel Management offerings, and a prolonged or substantial decrease in, or systemic disruptions to, global travel could adversely affect us.

•Shifts in business travel trends or any decline in business travel demand would negatively impact our business, growth, results of operations, and financial condition.
•We may be unable to attract new customers and grow our customer base, which would negatively impact our revenue growth and results of operations.
•We may not be successful in our efforts to retain and increase revenue from our customers, including by promoting and expanding adoption and usage of our offerings, which could adversely impact our business, financial condition, and results of operations.
•If we fail to offer high-quality customer support, including through our AI-powered virtual agents, or if our support is more expensive than anticipated, our business, margins, and reputation could suffer.
•Our Travel Management offerings depend on our relationships with suppliers.
•We have a history of operating losses and may not achieve or sustain profitability in the future.
•We have a limited history operating our business at its current scale, scope, and complexity in an evolving market and economic environment, which makes it difficult to evaluate our current business, plan for future operations and strategic initiatives, predict future results, and evaluate our future prospects, increasing the risks associated with your investment.
•Our results of operations may fluctuate significantly, which could make our future results difficult to predict and could cause our results of operations to fall below expectations.
•Future acquisitions, strategic investments, partnerships, collaborations, or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute stockholder value, and adversely affect our business, financial condition, results of operations, and prospects.
•We plan to continue expanding our international operations which could subject us to additional costs and risks, and our continued expansion internationally may not be successful.
•Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform.
•If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing customer needs or preferences, our platform may become less competitive.
•Our use of AI, including generative AI and machine learning (“ML”) gives rise to legal, business, and operational risks, which may result in diminished performance, regulatory scrutiny, social impacts, reputational harm, and liability arising from the use of this technology.
•The material weakness in our internal control over financial reporting, which we first identified in the fiscal year ended January 31, 2023, has been remediated as of the end of fiscal 2025. In the future, we may identify additional material weaknesses or otherwise fail to maintain an effective system of internal controls, which could result in material misstatements of our annual or interim consolidated financial statements or cause us to fail to meet our periodic reporting obligations.
•The market price of our Class A common stock may be volatile, and you could lose all or part of your investment.
•The dual class structure of our common stock has the effect of concentrating voting power with Ariel Cohen and Ilan Twig, our co-founders, which will limit your ability to influence the outcome of important transactions, including a change in control.
If we are unable to adequately address these and other risks we face, our business may be harmed.

Corporate Information
We were incorporated in the State of Delaware in February 2015. Our principal executive offices are located at 3045 Park Boulevard, Palo Alto, California 94306. Our telephone number is (888) 505-8747. Our website address is www.navan.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS
An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-290396), initially filed with the SEC on September 19, 2025, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained or incorporated by reference in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” “predict,” “should,” “toward,” the negative of these words, and other similar expressions are intended to identify forward-looking statements.
Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our future financial performance, including our expectations regarding our gross booking volume, payment volume, revenue, cost of revenue, gross profit or gross margin, cash flow, operating expenses, including changes in operating expenses, and our ability to achieve and maintain future profitability;
•our business plan and our ability to effectively manage our growth;
•our total market opportunity;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•our expectations regarding overall demand for business travel and global travel trends;
•our expectations regarding customers’ T&E budgets and IT spending budgets;
•market acceptance of our platform and our ability to increase adoption of our platform;
•beliefs and objectives for future operations;
•our ability to attract new customers and retain and grow sales within our existing customers;
•our ability to drive adoption and expansion of our additional offerings, including Payments, Expense Management, Meetings and Events, VIP, and Bleisure;
•our ability to continue developing, improving, and implementing AI and ML into our platform and offerings, including Navan Cognition, our proprietary AI framework for our platform, and related AI features and functionalities;
•our ability to timely and effectively scale, enhance and adapt our platform;
•our ability to develop and introduce new offerings and products and bring them to market in a timely manner;
•our ability to operate and expand internationally;
•our expectations concerning relationships with third parties, including our expectations concerning relationships with suppliers and payment partners, and our ability to maintain commission rates and access to travel inventory;
•future acquisitions or investments in complementary companies, products, services, or technologies and our ability to successfully integrate them into our business and operations;
•our ability to maintain, protect, and enhance our intellectual property;
•the effects of increased competition in our markets and our ability to compete effectively;
•our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the United States and internationally;

•our ability to maintain high-quality, cost-effective customer support, including through automation and AI-enabled tools, while controlling customer support costs;
•economic and industry trends, projected growth, or trend analysis, including as it relates to AI;
•general macroeconomic conditions in the United States and globally, including the effects of tariffs, immigration policy, inflation, rising or volatile interest rates, foreign currency fluctuations, instability in the global banking system, climate-related events, and geopolitical conflicts or tensions such as those in the Ukraine, the Middle East, and between China and Taiwan;
•the impact of remote and hybrid work models on our business, operations, and the markets in which we operate;
•our ability to operate and grow our business in light of macroeconomic uncertainty;
•increased expenses associated with being a public company; and
•other statements regarding our future operations, financial condition, and prospects and business strategies.
These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus or incorporated by reference herein may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Although we believe such information to be reliable and we are responsible for all of the disclosure contained in this prospectus or incorporated by reference herein, our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investment.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our Class A common stock as of July 31, 2025, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Number of Shares Being Offered.”
1.The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 6,245,983 shares of Class A common stock acquired or to be acquired by certain of our current or former employees (excluding officers and directors) upon the prior exercise of stock options issued under our 2015 Plan or settlement of restricted stock units issued under our 2015 Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock subject to stock options held by that person that are currently exercisable or exercisable or issuable upon settlement of restricted stock units within 60 days of July 31, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
We have based percentage ownership of our Class A common stock prior to this offering on (i) 30,000,000 shares of Class A common stock to be issued upon the completion of our initial public offering (ii) no exercise of the underwriters’ option to purchase additional shares of Class A common stock from us in our initial public offering, (iii) 200,941,217 shares of Class A common stock outstanding as of July 31, 2025, and (iv) assuming the adjustments in connection with our initial public offering set forth in the section titled “Principal and Selling Stockholders” in our Registration Statement on Form S-1, as amended (File No. 333-290396).
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Navan, Inc., 3045 Park Boulevard Palo Alto, California 94306.

Selling Stockholder	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned Following this Offering(1)
	Shares	%(2)		Shares	%(2)
Named Selling Stockholders(3)	11,839,270	5.0%	5,831,984	6,007,286	2.5%
Other Selling Stockholders(4)	594,840	0.3%	413,999	180,841	0.1%
__________________
*Represents beneficial ownership of less than 1%.
(1)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of any class of Class A common stock before the completion of this offering. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder.
(2)For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock held by the holders.
(3)Includes the following 892 named non-affiliate persons, each of whom holds at least 1,000 Shares: Aaron Dorfler, Aaron Raikes, Abir Margolis, Achraf Sallemi, Adam Bassett, Adam Zielinski, Adi Farchi, Adi Shaull, Adithya Rao, Aharon Shachar, Ahmed Al Obaidi, Ahuva Lebor Goldenberg, Ajay Varughese, Akshat Govil, Akshay Jain, Akshay Shah, Alan Wong, Alessandra Martorana, Alexa Perry, Alexander Bohm, Alexander Choy, Alexander Merino, Alexander Ortega, Alexander Williams, Alexandra Gnoss, Alexandra Thrower, Alexandra Warren, Alexandre Heydari Targhi, Alexandre Meheust, Alexandre Stibolt, Alexandria Ward, Alexis Juredieu, Aline Souvanheuane, Alisa Boguslavsky, Alix Slosberg, Allison Law, Allison Rossi, Allison Williams, Alon Rise Dotan, Alona Licht, Alyssa Thomas, Amal Bushara Abdalla Abdelrahem, Amanda Harrison, Amanda Jang, Amir Hessler, Amirhossein Khosrojerdi, Amit Shalev, Amy Dearking, Amy Jenner-Leuthart, Amy Jorge, Anand R N, Ananth B S, Anat Yizhak, Andre Norman, Andrea Bickel, Andrea Meadows, Andreas Stojanow, Andrei Vodeniktov, Andrew Chase, Andrew Herman, Andrew Nolan, Andrew Russell, Andrew Tan, Andrey Katunin, Angelina Schliephake, Ankit Mishra, Anmol Singh, Ann Adedokun, Anna Cutrone, Anna Hewko, Anna Öberg, Annette Patent, Annie Deng, Anthony Famiglietti, Anthony Frongillo, Anthony Peckham, Anthony Ucciferri, Antonio Pellizzaro, Anup Iyer, Anusha Charipally, Aoife Cremins, Ari Yahalom, Arian Esmaili, Armando T Medina, Arnold Arnan, Arnold Bates, Ashley Canara, Ashley Chan, Ashley Duncan, Ashton Korsani, Ashwani Kashyap, Ashwin Shanker, Atul Kharkwal, Ava Azadegan, Avital Koren, Aviv Elkayam, Axel Cardeilhac, Ayush Chaudhary, Bar Kojocaro, Bastian Martino, Batsheva Israel, Bebhinn Arthurs, Ben Burns, Ben Titley, Benedict Custance, Beniam Fantu, Benjamin Agron, Benjamin Coggins, Benjamin Goworowski, Benjamin Guildea, Benjamin Hamlin, Benjamin Hasson, Benjamin Julia, Benjamin Lin, Benny Jones, Bernadette Castaneda, Bernardo Gonzaga Parmera, Beverly Russing, Bharti Keshwala, Bhuvan Bhatia, Bishoy Gaid, Blake Brimer, Bradford Paul, Brandon Flood, Brandon Foken, Branlin Schaefer, Brendan Spears, Brent Carstens, Brent Estep, Brent Gee, Brian Eckels,

Brian O Rourke, Brian Periquet, Brianna Bybee, Brittany Boisclair, Brittany Davis, Brittany Faber, Brittny Johnson, Brooke Silverman, Bryan Bachrad, Caitlin Feighery, Caline Al Haddad, Callen Farringer, Camille Crandall, Candice Betts, Carina Sofia Brasil da Cunha, Carlo Rappa, Carlos Delatorre, Carlos Ortiz, Caroline Reiser, Caroline St Germain, Carrie Gayler, Casey Knuth, Cassandra Colangelo, Catherine Gehl, Cem Selçuk, Chad Toerien, Chandni Sheth, Chandra Shekar Bairi, Charanya Kannan, Charlotte Elodie Margaret Delafosse, Chase Wells, Chen Elharar, Chen Zhang, Chia-Chi Chang, Chinar Shah, Ching Tien Lee, Chisom Agada, Chloe Freston, Cho Kan Siu, Chris Price, Christian Albrecht, Christian Budnik, Christina Cashman, Christina Herold, Christine Hunt, Christophe Levesque, Christopher Brennan, Christopher Cholette, Christopher Church, Christopher Daniel, Christopher Fuller, Christopher Lim, Christopher Look, Christopher Martens, Christopher Matthew Chadwick, Christopher Truss, Christopher Willmore, Cindy Li, Claire Romano, Collin Mccormick, Collin Meyer, Connor Cassin, Connor Meuret, Connor Peters, Connor Vercruysse, Conor McDonough, Corey Densing, Corey Squires, Corina Ray, Cory Ventura, Courtney Awe, Crystal Gardiner, Crystal Mason, Daisy Caba Graca-Crane, Dajana Sganga, Dan Koren, Dan Shmuel, Dane Molter, Daniel Corwin, Daniel Finkel, Daniel Hallmeyer, Daniel Miller, Daniel Mullen, Daniel Retes Ziller, Daniel Smith, Daniel Yoo, Daniella Schuh, Danielle Brown, Danielle McCabe, Danny Thompson, Darius Ratz, David Colvin, David Fung, David Harding, David Ives, David Matty, David Monast, David Zwerin, Deanna Partida, Debra Pereira, Delia Moran, Deogracias Cadiz, Derek Yan, Derick Felsman, Dev Paul, Devin Ridgway, Dhruv Kumar, Dhurka Rohini Madasamy, Diana Chuang, Dieter Van Houcke, Dimas Rodriguez, Dimple Badiani, Dor Leventer, Duncan Hall, Duncan White, Eden Manor, Edmond Kevin Moreno, Edward Lee, Elad Ganot, Elisa Webster, Elisabeth Heitmiller, Elizabeth Calia, Elizabeth Diggins, Elizabeth Zay, Elliot Ching, Elliot Osgood, Elodie Audouze, Elsa Fanelli, Elton Yang, Enriquez Rosa, Eran Mando, Eran Shargian, Eric Albuja, Eric Smith, Erika White, Erin Dempsey Heuwetter, Erin Turcotte, Eugene Godsoe, Eva Moen Adolfsson, Evan O'Hara, Ewlin Varghese, Eyal Ophir, Fahad Raza, Felix Milman, Fernando De Rito, Fidel Pomajambo Chumbiauca, Fiona Cullinane, Floriane Regior, Fraser Lindsay, Frederic Marz, Frederick Stratford, Gabriel Lopez, Gabrielle Corona, Gabrielle Epstein, Gadi Michaeli, Gadi Naveh, Gaganpreet Liddar, Gail Hannebohm, Gal Laor, Galen Grady, Ganesh Raju Galla, Gary Kao, Gautham Mahesh, Gaylord Davila, Genady Roitman, George Diab, Gilmer Barahona, Giovanni Tiradritto, Gitika Sharda, Goutham Pradhan, Grant Matta, Grant McGrail, Grzegorz Sękowski, Guilherme Santos, Guillaume Drugeot, Guy Bennett, Guy Hanael, Gwendolyn Fanger, Haili Campbell, Hannah Clinton, Hannah Irgang, Hannah Leachman, Hannah Schuss, Hannon Eberts, Hao Wu, Hao Yan, Harley Pilling, Harold Seidler, Harshal Carpenter, Harshal Veera, Heather Neal, Heidi Farman, Hen Faingersh, Henos Haile, Henry Bernstein, Henry Napier, Henry Tell, Hetang Shah, Hilary Maroney, Hillary Hao, Ho Fai Matthew Mok, Hoi Yan Liu, Honey Jain, Hortencia McLeod, Howard Baik, Huabin Liu, Hui Peng, Hursh Rughani, Huy Tran, Ian Fette, Ifat Cohen, Igor Fesenko, Ileana Sullivan, Isaac Chesler, Isabel Gudenus, Isak Kohaly, Ishay Shushu Inbar, Iurii Iurchenko, Ivan Smurygin, Ivelina Manolova, Izhak Hartuv, Jace Nations, Jack Benelli, Jack Delaney, Jack Forbes, Jack Hemming, Jack Rothman, Jack Wilson, Jackson Tuton, Jaclyn Randall, Jacob Kivett, Jacob Koval, Jacob Starnes, Jake Tregunno, Jakob Rohner, James Baker, James Funge, James Harris, James Reeve, Jamie Nolan, Jane Warren, Jared Vuernick, Jasmine Camberos-Rios, Jasmine Roe, Jason Pham, Javier Ramos Felix, Jean Mees, Jeanette Persson, Jeff Kennedy, Jeff Shadoian, Jeffrey House, Jeffrey Thaler, Jennifer Bowe, Jeremy Schneeweiss, Jeroen Van Hecke, Jesse Horsley, Jessica Berger, Jessica Gates, Jessica Roman, Jiachen Ma, Jillian Horka, Joanna Dobson, Joanne Henry, Jodi Trauberman, Joe Tibble, Joel Corpus, John Brockardt, John Curtis, John Haggerty, John Money, John Tsimis, John Young, Jonas Hammes, Jonathan Dainesi, Jonathan Sahoo, Jonathan Sheftel, Jonathan Tignegre, Jordan Chavez, Joris Luongo, Jose Soares, Joseph Katich, Josephine McRae Fried, Joshua Deleon, Joshua Lee, Joshua Reichman, Joshua Stead, Joshua Super, Jovita Sutherland, Juan Camilo Echeverry, Juan Miguel Bantug, Julia E. Hagopian, Julia Jansen-Mannes, Julie Van Aardt, Jun Gao, Jun Wu, Jungwoo Park, Justin Otero, Justine Marmolejo, Jyothi Bysani, Ka Leung, Kairong Chen, Kajal Desai, Kalyan Venkata Chakravarthy Mahanthy, Kara Shanahan, Karen Smith, Karissa Kalodimos, Karissa Schumacker, Karlie Souris, Kashyap Ananthakrishnachar, Katelyn Seagriff, Katharina Brunkhorst, Katherine Casey, Katherine McCarthy, Katherine Pisciotta, Katherine Rowland, Kathleen Andrews, Kathryn Camelio, Katrin Gurvich, Kaylee Nguyen, Keaton Dealy, Kelly Schwalen, Kelly Soderlund Pannu, Keren Shelef-Levi, Kesha Shah, Kevin Dawson, Kevin Fitzpatrick, Kevin Pech, Khushboo Dhami, Kieran Hartwell, Kimberly Smith, Kirk Giddens, Kirsten Zuluaga, Kostiantyn Solomykin, Krishna priya Muddam, Kristian Brown, Kristin Howard, Kristina Pysla, Krithika Ramadoss, Ksenia Kawar, Kumar Pallav, Kunal Mehta, Kunal Paranjpe, Kurt Chessman, Kyle Grubbs, Kyle Keating, Lakshmi Jonasson, Lauren Mallen, Lavanya Puri, Leigh Goldstein, Leighann Ramkumar, Leonid Angarov, Leonid Burdinov, Lewis Chi Kui Lau, Li Yan, Liel keren, Lilian Lo, Lillian Pang, Lilo Klos, Lindsay Chocholak, Lisa Davis, Liwen Gui, Loanna Hung, Logan Tucker, Louie Muro, Louis Scheibli, Luca Gotta, Lucas Bickford, Lucas dos Santos Leal, Ludovica Saroli, Luke Allen, Lynda Nga Nguyen, Lynn Boyle, Lynsey Egan, Mackenzie Maio, Madeleine Kristensen, Madeline Kaplan, Madeline Metzger, Mahammadiya Abdurahimov, Mahesha Bajakudlu, Malay Tripathi, Malik Benzenine, Malone Drewett, Manbir Shergill, Mandar Kapdoskar, Marat Kamalov, Margaret Ryan, Marguerite Mukherjee, Marie Volpe, Marion Patterson, Marisa Meyers, Marissa Levine, Mark Carter, Mark Fernandez, Mark Froggatt, Mark Goldberger, Mark LaFranchi, Mark Reyna, Markell Dvorak, Marley Garfield, Martijn Koens, Marton Chesler, Mary Lord, Maryna Ivanova, Matan Shukry, Matan Zarifi, Matar Cohen, Mati German, Matt Byrd, Matt Gales, Matthew Allen, Matthew Grosso, Matthew Macksamie, Matthew McArdle, Matthew Mogle, Matthew Shephard-Lupo, Mattia Maiorino, Maurice Wu, Max McCreery, Maxime Cellie, Maxime Fofana, Maximilian Nenning, Maxwell Hensser, Maxwell Holm, May de Haas, Maya Sinai, Maya Steingarten, Megan Klasila, Megan O'Toole, Megan Wheaton, Meike Schmitt, Melissa Gaffney, Melissa Kaganovsky, Melissa Lenz, Meni Edri, Meredith Ahlberg, Micael Santos, Micah Richins, Michael Bui, Michael Capone, Michael Goren, Michael Ley, Michael Marcario, Michael Norman, Michael Riegel, Michael Shraibman, Michael Wang, Michelle Mathews, Miguel Angel Estrada Amante, Mika Wainer, Mikhail Badua, Mikhail Romanov, Ming Jia, Misty Li, Moira Fennell, Molly Ravizza, Molly Sonenberg, Moran Brajer, Morgan Bleiler, Morgan Buchanan, Morgan Hines, Muhammad Ali, muhammad awaese, Mukesh Ganesh, Murali Manoher Raju Boja, Mustafa Evlat, Mustafa Yusuf, My Phan, Nadav Rakocz, Nader Afyouni, Nambrata Raikar, Natalie Fang Hamaoui, Natalie Towle, Natanel Ashtam, Nathaniel Ryan, Navid Vazin, Nerisah Baksh, Neta Amiram, Netanel Kvyatek, Nga Sum Tang, Ngoan Tu, Nicholas Kurjanowicz, Nicholas Lintz, Nicholas Oropeza, Nicholle Lei Mataga, Nicola Crossley, Nicolas Ritz, Nicole Lepeirs, Nicole Wheat, Nicole Zeug, Nikita Ivanov, Nikki Chang, Nikolai Hristov, Nikolaï Schaub, Nilabjya Ghosh, Nima Asrar Haghighi, Nimrod Goldrat, Nina Alon, Ninad Godbole, Nir Ben Ezra, Nir Benjano, Nisha Singh, Nithin Prasad H, Nitish Gupta, Nitzan Zorman, Noa Lesin, Nofar Albarak, Norullah Sharifi, Odded Rojtblat, Ofer Ben-David, Oleg Koyfman, Oleg Solop, Oleksandr Dolyna, Oleksandr Krayilo, Olga Koch, Oliver Hassall, Oliver Stahlmann, Olivia Fisher, Olivier Giulieri, Oluwatosin Oke, Omar Elzarad, Or Hadad, Or Yosefian, Oren Weinberger, Orevaoghene Otobo, Oscar Carballo Urbano, Ozge Gundogdu, Pablo Barbieri, Padraig Crowley, Patricia Weng, Patrick Beckhelm, Patrick Kelley, Patrick Stockwell, Paul Giske, Paul Goldsmith, Paul Stunzi, Paula Fernández Quesada, Penelope Maynard, Peter Cohen, Peter Gan, Peyton Riddick, Philip Dance, Phu Minh Phuc Pham, Pier Higgins, Pratik Kapadia, Praveen Reddy Tallapureddy, Qing Li, Rachel Argent, Rachel

Henson, Rachel Strong, Rahul Desai, Rahul Kasambe, Rahul Popuri, Rajat Bhatia, Raju Dandigam, Ramil Shaikhiev, Randall Gilbert, Raul Overdijk Girbal, Ravneet Kaur, Rebecca Sweezea, Rebekah Sprole, Renu Punjabi, Reuven Kopel, Rhythm Gupta, Rian Capati, Richard Beattie, Richard Kremer, Richard Letford, Richard Waldron, Rishabh Saklani, Robert Barry, Robert Marsee, Robert Scales, Robert Shen, Roberto Milev, Robyn Gilmartin, Roei Motola, Rohan Gupta, Ron Parshani, Ronen Abraham, Roni Chabra, Roopneet Mohindroo, Ross Goldman, Ruchi Goyal, Ruslan Khaydarov, Ryan Burkart, Ryan McGurk, Ryan Tucker, Ryan Wong, Saar Rozenbaum, Sachin Hiriyanna, Sachin Hooda, Sadiya Mayet, Sai Giri Teja Myneedu, Sajit Chacko, Sam Brenner, Sam Li, Samantha Shankman, Samantha Tsang, Samuel Benge, Samuel Boyd, Samuel Kart, Sandhya chaturvedi, Sandhya Shyam, Sangeeta Murali, Sara Smith, Sarah Ahmad, Sarah Buscar, Sarav Bhatia, Scott Christie, Scott Christy, Sean Callinan, Serhat Kaya, Serhii Tiurenko, Servinaz Oztas, Shai Bernstein, Sharon Alran, Shauntel Lizzarazo, Sheila Darbani, Shelley Olson, Shir Shavit, Shivani Kannan, Shlomy Nackson, Shmuel Mor, Shmulik Belo, Shruthi Gopalli Jayaramnaidu, Simon Kelly, Simone Janssen, Siobhan Smith, Skye Sawhney, Skyla Lambeth, Snir Yael, Sofia Skinner, Sofio Bediashvili, Sophia Dela Fuente, Staci Rezendes, Stanley Gabriel, Stanley Lee, Steffen Pijl, Stella Sharma, Stephan Tingler, Stephanie Bohar, Stephanie Chow, Stephanie Day, Stephanie Weaver, Stephen Smith, Stephen Yeager, Steven Oliver, Steven Pinter, Steven Reedich, Steven Vo, Stuart Gross, Stuart Richardson, Subhapriya Sathiyaseelan, Sujay Narashimamurthy Hegde, Sunmeet Singh, Suresh Antony, Susan Linder, Sybil Dsouza, Sydney Bronner, Syeda Tarannum, Tajinder Minhas, Tal Nagauker, Talia Fishbon, Tamara Hamilton, Tamara Pegg-Nilsson, Tamir Kfir, Tanay Ghirnikar, Tansel Turunz, Tara D'Ambrosio, Tarik Ghbeish, Tasmin Lamb, Ted Coneeny, Tegan Johnson, Tennessee Nunez, Teresa Skaliotis, Terry Kim, Teymur Abdullaev, Thang Nguyen, Thiagarajan Rajagopalan, Thibaud LORIENT, Thien An Pham, Thomas Cain, Thomas Hensley, Thomas Long, Thomas Rockwell, Tian Tian, Timothy Cool, Timothy Jackson, Timothy Lawless, Timothy Milliron, Timothy Russo, Timothy Shanahan, Todd Maki, Tom Pinchuk, Tomas Rigby, Tomu Fujii, Trang Nguyen, Travis Morgan, Travis Palmer, Trent Baggerly, Trevor Fleming, Trevor Luo, Troy Panico, Tulasiram Abbineni, Turner Trcka, Tyler Bergmann, Uday Bhanu Prasad Kanagala, Udit Jain, Upasana Agarwal, Uri Aflalo, Vadim Zakiyan, Valerie Boudet, Valerie Guerra, Vanessa Leo, Varun Varma Saripella, Venkatesh Yerra, Victoria O'Rourke, Vidya Rajagopalan, Vikrant Kumar, Vinesh Vijayananthan, Viswesh Muralidharan, Vivian W. Jiang, Wendy Herby, Wenyi Zhu, William Bickmore, William Lewis, William Mason, Wyatt Henry, Xiao Chen Low, Xiaopeng Wu, Xiaoxiao Wang, Yael Keren, Yael Nahshony, Yair Horovitz, Yam Harel Malichi, Yarden Negby, Yasmin Choudhry, Yavar Fani, Yinchen Lan, Yizhaq Baroz, Yoad Shraybom, Yoann Le Lostec, Yoav Ashkenazi, Yosef Tsuman, Yu Gao, Yu Zhu, Yuqi Liu, Yurii Haiovyi, Yuval Refua, Zach Fernandez, Zachary Faulise, Zachary Fleischman, Zachary McAuley, Zahir Abdelouhab, Zakiya Atom-Ra, Zalak Shah, Zeel Gandhi, Zhaoyuan Zeng, Zhichao Zheng, Zhongzi Ye, and Ziv Horovitz..
(4)Includes 1,237 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares. Each of these persons beneficially owns less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares being offered by this prospectus will be passed upon for us by Cooley LLP, Palo Alto, California.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on October 10, 2025 (No. 333-290396) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on October 10, 2025 (File No. 333-290396), which contains the Registrant’s audited financial statements as of and for the years ended January 31, 2025 and 2024;
•The Registrant’s Prospectus pursuant to Rule 424(b) under the Securities Act filed with the SEC on October 30, 2025, relating to the Registration Statement on Form S-1, as amended (File No. 333-290396); and
•The description of the Registrant’s Class A common stock which is contained in a Registration Statement on Form 8-A filed with the SEC on October 28, 2025, as amended (File No. 001-42922) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We will file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.investors.navan.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Navan, Inc., Attention: Secretary, 3045 Park Boulevard Palo Alto, California 94306, (888) 505-8747.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
I-1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
(a)Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on October 10, 2025 (File No. 333-290396), which contains the Registrant’s audited financial statements as of and for the years ended January 31, 2025 and 2024.
(b)The Registrant’s Prospectus filed with the SEC on October 30, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-290396).
(c)The description of the Registrant’s Class A common stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 28, 2025, as amended (File No. 001-42922) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(d)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation to be effective upon the completion of the Registrant’s initial public offering contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:
•any breach of the director’s or officers’ duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•under Section 174 of the DGCL (regarding unlawful dividends and stock purchases);
•any transaction from which the director or officer derived an improper personal benefit; and
•with respect to officers, any action by or in the right of the corporation.
As permitted by the DGCL, the Registrant’s amended and restated bylaws to be effective upon the completion of the Registrant’s initial public offering, provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the amended and restated bylaws are not exclusive.
The Registrant has entered into indemnification agreements with each of its then-current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in its amended and restated certificate of incorporation and amended and restated bylaws, each to be effective upon the completion of the Registrant’s initial public offering, and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in its amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.
Certain of the Registrant’s directors are also indemnified by their employers with regard to service on the Registrant’s board of directors.
Item 7. Exemption from Registration Claimed.
The issuance of the Shares that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

EXHIBITS
Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-290396	3.1	September 19, 2025

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of the Registrant’s initial public offering.	S-1/A	333-290396	3.2	October 10, 2025

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-290396	3.3	September 19, 2025

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the completion of the Registrant’s initial public offering.	S-1/A	333-290396	3.4	October 10, 2025

4.5	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-290396	4.1	October 10, 2025

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	Navan, Inc. 2015 Equity Incentive Plan, as amended, and related form agreements.	S-1	333-278434	10.2	September 19, 2025

107	Filing Fee Table.					X
Item 9. Undertakings.
A.The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on October 30, 2025.

NAVAN, INC.

By:	/s/ Ariel Cohen
Ariel Cohen
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ariel Cohen, Amy Butte, and Howard Baik, and each of them, as his or her true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariel Cohen	Chairperson of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 30, 2025
Ariel Cohen

/s/ Amy Butte	Chief Financial Officer (Principal Financial Officer)	October 30, 2025
Amy Butte

/s/ Anne Giviskos	Chief Accounting Officer (Principal Accounting Officer)	October 30, 2025
Anne Giviskos

/s/ Ben Horowitz	Director	October 30, 2025
Ben Horowitz

/s/ Arif Janmohamed	Director	October 30, 2025
Arif Janmohamed

/s/ Michael Kourey	Director	October 30, 2025
Michael Kourey

Signature	Title	Date

/s/ Clara Liang	Director	October 30, 2025
Clara Liang

/s/ Sandesh Patnam	Director	October 30, 2025
Sandesh Patnam

/s/ Ilan Twig	Chief Technology Officer and Director	October 30, 2025
Ilan Twig

/s/ Anré Williams	Director	October 30, 2025
Anré Williams

/s/ Oren Zeev	Director	October 30, 2025
Oren Zeev